UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Evotec SE

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Essener Bogen 7 Hamburg, Germany	D-22419
Address of Principal Executive Offices	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one-half of one ordinary share	The Nasdaq Stock Market LLC
Ordinary shares, no par value per share	The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-260143

Securities to be registered pursuant to Section 12(g) of the Act:

None

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares each represent one-half of one ordinary share and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-260470). Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 1. Description of Registrant’s Securities to be Registered.

Evotec SE (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no par value, contained under the heading “Description of Share Capital and Articles of Association (Satzung),” (b) the description of its American Depositary Shares, each representing one-half of one ordinary share, no par value, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-260143), as amended, filed with the Securities and Exchange Commission (the “Commission”) October 8, 2021 (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EVOTEC SE

By:	/s/ Dr. Werner Lanthaler
Name:	Dr. Werner Lanthaler
Title:	Chief Executive Officer

Dated: November 1, 2021

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